United States

Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, Campus Crest Communities, Inc. (the “Company”) entered into an amended and restated employment agreement with Aaron S. Halfacre, the Company’s president and chief investment officer (the “Amended Agreement”), for an initial term expiring on July 31, 2016, subject to automatic annual extensions. Under the Amended Agreement, Mr. Halfacre’s base salary was increased to $350,000.

Pursuant to the Amended Agreement, Mr. Halfacre is entitled to participate in the Company’s Incentive Compensation Plan, with a target potential bonus equal to 100% of his base salary if performance targets are achieved. Mr. Halfacre is also entitled to receive an incentive bonus for his performance during fiscal year 2014 in the amount of $600,000 (the “2014 Incentive Bonus”), payable on or about September 30, 2015, if Mr. Halfacre is in good standing on such date. Mr. Halfacre is also entitled to receive an incentive bonus for his performance during fiscal year 2015 in the aggregate amount of $350,000 (the “2015 Incentive Bonus”), payable in three separate installments of (i) $70,000 on August 1, 2015, (ii) $87,500 on November 1, 2015 and (iii) $192,500 on February 1, 2016, each such payment conditional upon achieving certain performance metrics to be mutually agreed for calendar year 2015. If Mr. Halfacre’s employment is terminated without cause (as defined in the Amended Agreement) or terminates his employment with the Company for good reason (as defined in the Amended Agreement), Mr. Halfacre will be entitled to the full amount of the 2014 Incentive Bonus and a pro rata portion of the 2015 Incentive Bonus based upon the number of days he was an active employee in calendar year 2015. Further, Mr. Halfacre is entitled to receive certain transactions bonuses in an aggregate amount not to exceed $1,000,000 upon the occurrence of certain Transactions (as defined in the Amended Agreement), including a sale of the Company and the closing of the dispositions of certain properties, if such Transactions occur by certain designated transaction dates.

In addition, the Company has agreed to amend the award agreement pursuant to which Mr. Halfacre was awarded 30,000 restricted shares of the Company on July 31, 2014, which restricted shares were initially eligible to vest over a three-year period commencing July 31, 2014, to provide that such restricted shares shall vest on August 1, 2015 if Mr. Halfacre is employed by the Company on such date.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Also as of June 12, 2015, Mr. Halfacre entered into a Confidentiality and Noncompetition Agreement (the “Noncompetition Agreement”), pursuant to which, for so long as he is employed by the Company and for two years following the termination of his employment with the Company, he has agreed not to compete with the Company or solicit employees, agents, service providers, customers or suppliers of the Company.

The foregoing description of the Noncompetition Agreement is qualified in its entirety by reference to the Noncompetition Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated Employment Agreement, dated June 12, 2015, between Campus Crest Communities, Inc. and Aaron S. Halfacre

10.2	Confidentiality and Noncompetition Agreement, dated as of June 12, 2015, between Campus Crest Communities, Inc. and Aaron S. Halfacre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Scott R. Rochon
Scott R. Rochon
Chief Accounting Officer

Dated: June 18, 2015

Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated June 12, 2015, between Campus Crest Communities, Inc. and Aaron S. Halfacre

10.2	Confidentiality and Noncompetition Agreement, dated as of June 12, 2015, between Campus Crest Communities, Inc. and Aaron S. Halfacre